                                                                    EXHIBIT 3.12


                              AGREEMENT OF MERGER

     This Agreement of Merger (the "Agreement") is dated as of April 30, 1998, by and between CIGAM Merger Corp., a California corporation ("Merger Sub") and Men's Apparel Guild in California, Inc., a California corporation ("MAGIC") (MAGIC and Merger Sub being hereinafter collectively referred to as the "Constituent Corporations").

                                   RECITALS

     A. Merger Sub's authorized stock consists of 1,000 shares of common stock, no par value per share, all of which shares are issued and outstanding.

     B. Advanstar Communications Inc., a New York corporation ("Advanstar"), is the owner of all of the issued and outstanding capital stock of Merger Sub.

     C. Advanstar, Merger Sub and MAGIC have entered into an Agreement and Plan of Merger, dated March 6, 1998, as amended (the "Merger Agreement"), which contemplates the merger of Merger Sub with and into MAGIC (the "Merger") in accordance with this Agreement.

     D. The respective Boards of Directors of Merger Sub and MAGIC deem it advisable and in the best interest of each such corporation and their respective shareholders that Merger Sub be merged with and into MAGIC as provided herein and in the Merger Agreement, and they have accordingly adopted resolutions approving the Merger Agreement and this Agreement.

     E. Advanstar, as the sole shareholder of Merger Sub, has approved this Agreement in accordance with the laws of California, and the shareholders of MAGIC have approved this Agreement in accordance with the laws of California and the Articles of Incorporation of MAGIC at a special meeting of the shareholders of MAGIC.

     Capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

     At the Effective Time (as defined below) and subject to the applicable provisions of the Corporations code of California ("California Law"), Merger Sub shall be merged with and into MAGIC, the separate corporate existence of Merger Sub shall cease, and MAGIC shall continue at the surviving corporation and as a wholly-owned subsidiary of Advanstar. MAGIC as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation". At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing and
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                                      -2-



subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and MAGIC shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub and MAGIC shall become the debts, liabilities and duties of the Surviving Corporation. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession to all assets, property, rights, privileges, immunities, powers and franchises of Merger Sub, the officers and directors of the Surviving Corporation are fully authorized in the name of either or both of the Constituent corporations or otherwise to take all such action. As of the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended and restated to read as set forth in Exhibit A
                                                                  ---------
attached hereto.


                                  ARTICLE II
                                EFFECTIVE TIME

     As used in this Agreement, the term "Effective Time" shall mean the time Secretary of State of the State of California files this Agreement and the officers' certificates required by California Law with the Secretary of State of the State of California.

                                  ARTICLE III
                     MANNER AND BASIS OF EXCHANGING SHARES

     A.  Exchange Terms of MAGIC Common Stock.  Subject to the terms and
         ------------------------------------
conditions of this Agreement, by virtue of the Merger and without any action on the part of MAGIC or the holder of any shares (the "MAGIC Shareholders") of the common stock, no par value, of MAGIC (the "MAGIC Common Stock"), each share of MAGIC Common Stock issued and outstanding immediately prior to the Effective Time (other than shares in the treasury of MAGIC, all of which shall be canceled, and Dissenting Shares, as defined below) shall, as of the Effective Time and pursuant to the Merger Agreement, be canceled and extinguished and be converted automatically into a right to receive a pro-rata share of $230,200,000 from which they shall pay on a pro-rata basis all costs, fees and expenses of MAGIC's accountants, investment bankers and lawyers and payments to certain MAGIC executives and employees, and shall deposit $3,000,000 in escrow (the "Escrow Fund") in accordance with the Merger Agreement and the Adjustment Escrow Agreement (the amount remaining after such payments and deposit in escrow is herein referred to as the "Aggregate merger Consideration"). Each of such shares of MAGIC Common Stock shall also have the right to receive a pro-rata share of the Net Worth Surplus, if any, as defined and in accordance with the Merger Agreement. Shares of MAGIC Common Stock held by MAGIC Shareholders who
(1) have not voted such shares in favor of the Merger, (2) shall have delivered a written demand for appraisal of such shares in the manner provided by California Law and (3) shall not have effectively withdrawn or lost such right to appraisal as of the Effective Time ("Dissenting Shares") shall not be converted automatically into a right to receive a pro-rata share of the merger consideration, but the holders of Dissenting Shares shall be entitled only to such rights as are granted by California Law. If a holder of Dissenting Shares shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal under California Law, then, as of the occurrence of such event of withdrawal or ineligibility, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive, and shall be
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                                      -3-

exchangeable for, the merger consideration, without interest thereon, into which such Dissenting Shares would have been converted pursuant to this paragraph A of
Article III.

     B.  Exchange Procedures
         -------------------

         1.  MAGIC Common Stock.  At or after the Effective Time, each MAGIC
             ------------------
Shareholder shall surrender to the Exchange Agent all certificate(s) representing shares of MAGIC Common Stock (the "MAGIC Stock Certificates") in accordance with the requirements of the Merger Agreement, the Exchange Agent Agreement and the Exchange Agent, if any. At or immediately prior to the Effective Time, Advanstar will, or will cause Merger Sub to, deliver (a) the Aggregate Merger Consideration to the Exchange Agent, who will make appropriate payments to the MAGIC Shareholders as soon as practicable after the Effective Time, and (b) the Escrow Fund to the Escrow Agent. Within five (5) days of the Determination Date, Advanstar will, or will cause the Surviving Corporation to, deliver the Net Worth Surplus, if any, and the Escrow Agent will deliver the amount of the Escrow Fund payable to the MAGIC Shareholders, each to the Exchange Agent, who will make appropriate payments to the MAGIC Shareholders as soon as practicable thereafter in accordance with the Exchange Agent Agreement.

         2.  Merger Sub Common Stock. Each share of common stock of the Merger
             -----------------------
Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive one share of common stock of the Surviving Corporation.

         3.  Transfers. If payment is to be made to a person other than the
             ---------
person in whose name the surrendered MAGIC Stock Certificate is registered, it shall be a condition of payment that the MAGIC Stock Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the MAGIC Stock Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

         4.  No Liability. Notwithstanding anything to the contrary in this
             ------------
Article III, neither Advanstar nor any party to this Agreement shall be liable to the MAGIC Shareholders for any amount of the merger consideration if such holder fails to present his or her MAGIC Stock Certificate to the Exchange Agent.

     C.  Instructions to Exchange Agent.  At or prior to the Closing, MAGIC
         ------------------------------
shall deliver to the Exchange Agent instructions, which may be amended from time to time thereafter (the "MAGIC Instructions"), identifying each of the holders of MAGIC Common Stock and the portion of the merger consideration that each such holder is entitled to receive in the Merger. The Exchange Agent shall be entitled to rely without investigation on the information set forth in the MAGIC Instructions in delivering the merger consideration to the MAGIC Shareholders. Notwithstanding anything to the contrary in this Agreement of Merger, neither the Exchange Agent nor any successor thereto shall be obligated to deliver any portion of the merger
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                                      -4-

consideration to the MAGIC Shareholders unless and until MAGIC shall have delivered the MAGIC Instructions.

     D.  No Further Rights in MAGIC Common Stock.  The Aggregate Merger
         ---------------------------------------
Consideration delivered upon the surrender for exchange of shares of MAGIC Common Stock in accordance with the terms hereof, and the right to receive, in accordance with the terms of the Exchange Agent Agreement, a share of the Escrow Fund, if payable, and the Net Worth Surplus, if any, shall be deemed to been issued in full satisfaction of all rights pertaining to such shares of MAGIC Common Stock and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of MAGIC Common Stock which were outstanding immediately prior to the Effective Time.

     E.  Lost, Stolen or Destroyed MAGIC Stock Certificates.  In the event any
         --------------------------------------------------
MAGIC Stock Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall distribute the appropriate pro-rata share of the merger consideration to the holder of such MAGIC Stock Certificate only upon the making, and delivery to the Exchange Agent, of an affidavit of that fact by such holder.

                                  ARTICLE IV
                             ABANDONMENT OF MERGER

     This Agreement shall be terminated and abandoned without further action by the parties hereto in the event that the Merger Agreement is terminated in accordance with its terms, and in such event this Agreement of Merger shall have no further force and there shall be no liability on the part of the parties hereto to each other, except to the extent otherwise provided in the Merger Agreement.

                                   ARTICLE V
                                   AMENDMENT

     Subject to applicable law, this Agreement may be amended or modified or supplemented only by written agreement of Merger Sub and MAGIC, duly authorized by each of their respective Boards of Directors, at any time prior to the filing of the officers' certificates required by California law with respect to the Merger with the Secretary of State of the State of California; provided, however, that no such amendment, modification or supplement shall change the amount or the form of the consideration to be furnished to the MAGIC Shareholders in accordance with Article III hereof or change any principle terms without obtaining shareholder approval as required by law.

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                                      -5-


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           MEN'S APPAREL GUILD IN
                                           CALIFORNIA, INC.

                                               /s/ Joseph Loggia
                                           By:______________________________
                                               Joseph Loggia
                                               President

                                               /s/ Carol Maller
                                           By:______________________________
                                               Carol Maller
                                               Secretary


                                           CIGAM MERGER CORP.

                                               /s/ James M. Alic
                                           By:______________________________
                                               James M. Alic
                                               Vice President

                                               /s/ Martin C. (Skip) Farber
                                           By:______________________________
                                               Martin C. (Skip) Farber
                                               Assistant Secretary

                                                                       Exhibit A
                                                                       ---------

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                    MEN'S APPAREL GUILD IN CALIFORNIA, INC.


FIRST:    The name of this corporation is Men's Apparel Guild In California,
          Inc.

SECOND: The Purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: This Corporation is authorized to issue only one class of shares, all of which shall be known as Common Stock, without par value. The total number of shares which this corporation is authorized to issue is 1,000.

FOURTH: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by by-law, agreement or otherwise, for breach of duty to this corporation and its shareholders in excess of that expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expenses to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law" shall to that extent be deemed to refer to California law as so amended.

                             OFFICERS' CERTIFICATE
                                      OF
                    MEN'S APPAREL GUILD IN CALIFORNIA, INC.


     Joseph Loggia and Carol Maller hereby certify that:

     1. They are the President and Secretary, respectively, of Men's Apparel Guild in California, Inc., a California corporation (the "Corporation").

     2. This certificate is attached to the Agreement of Merger dated as of April 30, 1998, providing for the merger of CIGAM Merger Corp. with and into this Corporation.

     3. The Agreement of Merger in the form attached hereto has been approved by the board of directors of the Corporation.

     4. The principal terms of the Agreement of Merger in the form attached hereto were approved by the holders of the requisite number of shares of the Corporation in accordance with the California General Corporation Law; the total number of outstanding shares of stock entitled to vote with respect thereto was 33,523 shares of Common Stock. The number of such shares voting in favor of the principal terms of the Agreement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:  April 26, 1998
                                               /s/ Joseph Loggia
                                               _______________________________
                                               Joseph Loggia
                                               President

                                               /s/ Carol Maller
                                               _______________________________
                                               Carol Maller
                                               Secretary

                             OFFICERS' CERTIFICATE
                                      OF
                              CIGAM MERGER CORP.


     James M. Alic and Martin C. (Skip) Farber hereby certify that:


     1. They are the President and Assistant Secretary, respectively, of CIGAM Merger Corp., a California corporation (the "Corporation").

     2. This certificate is attached to the Agreement of Merger dated as of April 30, 1998, providing for the merger of this Corporation with and into Men's Apparel Guild in California, Inc.

     3. The Agreement of Merger in the form attached hereto has been approved by the board of directors of the Corporation.

     4. The principal terms of the Agreement of Merger in the form attached hereto were approved by the holders of the requisite number of shares of the Corporation in accordance with the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect thereto was 1,000 shares of Common Stock. The number of such shares voting in favor of the principal terms of the Agreement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated:  April 26, 1998
                                                 /s/ James M. Alic
                                                 _______________________________
                                                 James M. Alic
                                                 Vice President

                                                 /s/ Martin C. (Skip) Farber
                                                 _______________________________
                                                 Martin C. (Skip) Farber
                                                 Assistant Secretary